CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Quarterly Report on Form 10-QSB of Aspire Japan, Inc., for the Quarter ending April 30, 2007, I, Daisuke David Nakajima, Chief Executive Officer of Aspire Japan, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such amended Quarterly Report on Form 10-QSB for the period ending April 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such amended Quarterly Report on Form 10-QSB for the period ended April 30, 2007, fairly represents in all material respects, the financial condition and results of operations of Aspire Japan, Inc.

Dated: August 30, 2007

Aspire Japan, Inc.

By:	/s/ Daisuke David Nakajima Daisuke David Nakajima Chief Executive Officer